EXHIBIT 24

                           Payment Data Systems, Inc.

                                Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint Michael R. Long his true and lawful attorney, with full power of substitution and resubstitution, to affix for him and in his name, place, and stead, as attorney-in-fact, his signature as director (including as a member of any committee of the board of directors) or officer, or both, of Payment Data Systems, Inc., a Nevada corporation (the "Company"), to a Form S-8 Registration Statement ("Registration Statement") and any other form that may be used from time to time, with respect to the issuance and sale of its Common Stock and other securities pursuant to Payment Data Systems' Amended and Restated 1999 Employee Comprehensive Stock Option Plan (the "Plan") and to any and all amendments, post-effective amendments, and exhibits to such Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as they might or could do if personally present, and hereby ratifying and confirming all that each of such attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed this 8th day of January, 2004.

                 /s/  Michael R. Long
                 --------------------
                 Michael R. Long

                 /s/  Louis A. Hoch
                 ------------------
                 Louis A. Hoch

                 /s/  Peter G. Kirby
                 -------------------
                 Peter G. Kirby, Ph.D.